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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ART TECHNOLOGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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ART TECHNOLOGY GROUP, INC.
25 FIRST STREET
CAMBRIDGE, MASSACHUSETTS 02141

Dear Stockholder:

        I am pleased to invite you to attend the 2002 Annual Meeting of Stockholders of Art Technology Group, Inc. on May 22, 2002. We will hold the meeting at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

        On the pages following this letter you will find the Notice of Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the Notice. We have also enclosed our 2001 Annual Report.

        If you are a stockholder of record, we have enclosed your proxy card, which allows you to vote on the matters considered at the meeting. Simply mark, sign and date your proxy card, and then mail the completed proxy card to our transfer agent, EquiServe, N.A., in the enclosed postage-paid envelope. You may also submit your proxy electronically via the Internet or by telephone as described on pages 2 and 3 of the enclosed proxy. You may attend the meeting and vote in person even if you have sent in a proxy card or submitted your proxy electronically.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

                      Sincerely yours,
                      Joe Chung
                      Chief Technology Officer and
                      Co-Chairman of the Board of Directors

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

ART TECHNOLOGY GROUP, INC.
25 FIRST STREET
CAMBRIDGE, MASSACHUSETTS 02141

Notice of Annual Meeting of Stockholders

Time and Date	10:00 a.m. on May 22, 2002
Place	Hale and Dorr LLP 60 State Street Boston, Massachusetts
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) Elect two directors to three year terms.
(2) Approve an increase in the number of shares of common stock issuable under our 1999 Employee Stock Purchase Plan from 1,000,000 to 3,000,000.
(3) Transact any other business properly presented at the meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on April 10, 2002.
Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card to our transfer agent, EquiServe, N.A., in the enclosed postage-paid envelope. Alternatively, you may submit your proxy via the Internet or by telephone by following the directions on pages 2 and 3. You may revoke your proxy at any time prior to its exercise at the meeting. You may revoke electronic votes by using the same method as your original vote and making any changes you deem necessary.

                      By Order of the Board of Directors
                      Jeet Singh
                      Secretary

Cambridge, Massachusetts
April 17, 2002

PROXY STATEMENT
FOR THE
ART TECHNOLOGY GROUP, INC.
2002 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

INFORMATION ABOUT THE MEETING
This Proxy Statement	1
Who May Vote	1
How to Vote	1
Quorum Required to Transact Business	2
DISCUSSION OF PROPOSALS
Proposal One: Election of Class III Directors	3
Proposal Two: Increase in Shares Issuable under 1999 Employee Stock Purchase Plan	3
Other Matters	6
Submission of Future Stockholder Proposals	6
ADDITIONAL INFORMATION ABOUT DIRECTORS
Background Information about Directors Continuing in Office	7
Board and Committee Meetings	8
Audit Committee Report	9
Independent Auditors	10
Independent Auditor Fees and Other Matters	10
Compensation Committee Interlocks and Insider Participation	11
Compensation of Directors	11
INFORMATION ABOUT EXECUTIVE OFFICERS
Background Information About Executive Officers	12
Executive Compensation	13
Report of the Compensation Committee	15
Related Party Transactions	16
INFORMATION ABOUT STOCK OWNERSHIP AND PERFORMANCE
Stock Ownership of Directors, Executive Officers and 5% Beneficial Owners	17
Section 16(a) Beneficial Ownership Reporting Compliance	18
Stock Performance Graph	18
ADDITIONAL MATTERS
Householding	19
Legal Matters	19

INFORMATION ABOUT THE MEETING

This Proxy Statement

        We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2002 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10 a.m., local time, on Wednesday, May 22, 2002, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

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  THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

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  THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

        Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We have not retained the services of any proxy solicitation firm to assist us in soliciting proxies.

        We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on April 17, 2002. In this mailing, we are enclosing a copy of our 2001 Annual Report to Stockholders, which includes our annual report on Form 10-K for the year ended December 31, 2001.

Who May Vote

        Holders of record of our common stock at the close of business on April 10, 2002 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

        A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Jeet Singh, at our address as set forth in the notice appearing before this proxy statement, to make arrangements to review a copy of the stockholder list at our offices located at 25 First Street, Cambridge, Massachusetts, prior to the meeting, between the hours of 8:30 a.m. and 5:30 p.m., local time, on any business day from May 10, 2002 up to the time of the meeting.

How to Vote

        You may vote your shares at the meeting in person or by proxy:

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  TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

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  TO VOTE BY PROXY, you must do one of the following: (1) mark, sign and date the enclosed proxy card and then mail the proxy card to our transfer agent, EquiServe, N.A., or (2) submit your proxy electronically by using the Internet or telephone. To submit your vote using the Internet, log on to www.eproxyvote.com/artg. Use the registration number printed on your proxy card as your login name, and use the last 4 digits of your Social Security number as the PIN. If you represent an entity rather than an individual, use the last 4 digits of the entity's Taxpayer Identification Number as the PIN. If the entity does not have a Taxpayer Identification Number, you will not be able to vote electronically. You will see an electronic version of the proxy card on the screen and you may submit your votes by clicking on your choice for each question. To submit your vote by telephone, you may call 1-877-PRX-VOTE (1-877-779-8683) and follow the directions. Your proxy will be valid only if you complete and return the proxy card or vote electronically before the meeting. By completing and returning the proxy card, either by mail or electronically, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares for the election of the nominated directors and the amendment of the 1999 Employee Stock Purchase Plan. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate

        Even if you complete and return a proxy card or submit your proxy electronically, you may revoke it at any time before it is exercised by taking one of the following actions:

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  send written notice to Jeet Singh, our Secretary, at our address as set forth in the Notice appearing before this proxy statement;

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  send us another signed proxy with a later date;

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  log in to the Internet the same way you did originally and change your votes;

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  call the telephone number listed above and change your votes; or

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  attend the meeting, notify our Secretary that you are present, and then vote by ballot.

        If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Quorum Required to Transact Business

        At the close of business on April 10, 2002, 69,763,367 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

DISCUSSION OF PROPOSALS

Proposal One:    Election of Class III Directors

        The first proposal on the agenda for the meeting is the election of two people to serve as Class III directors for three-year terms beginning at the meeting and ending at our 2005 Annual Meeting of Stockholders.

        Under our by-laws, our board of directors has the authority to fix the number of directors. The number of directors currently is fixed at seven. Our by-laws provide that the board is to be divided into three classes serving for staggered three-year terms.

        The board has nominated Joseph T. Chung and Jeet Singh, the current Class III directors, for re-election. Brief biographies of Mr. Chung and Mr. Singh, as of April 15, 2002, follow. You will find information about the stock holdings of Mr. Chung and Mr. Singh on page 18.

Joseph T. Chung
Mr. Chung has served as a director since 1991, when he co-founded the company with Jeet Singh. He has been a Co-Chairman of our board of directors since October 2001 and previously served as Chairman. He also serves as our Chief Technology Officer. Previously, Mr. Chung was the technical director and chief technology designer of the hyperinstrument group at the MIT Media Lab and held engineering positions at Apple Computer and Digital Equipment Corporation. Mr. Chung is 37 years old.
Jeet Singh
Mr. Singh has served as a director since 1991, when he co-founded the company with Joseph Chung. He has been our Chief Strategy Officer and a Co-Chairman of our board of directors since October 2001. Before October 2001, Mr. Singh served as our Chief Executive Officer. Previously, Mr. Singh held marketing positions with Boston Technology, Inc., a manufacturer of advanced voice processing computers, Team Technologies, a Washington, D.C.-based consulting firm specializing in workgroup productivity, and Groupe Bull/Bull Corporation of America. Mr. Singh is 38 years old.

        We expect that Mr. Chung and Mr. Singh will be able to serve if elected. If either of them is not able to serve, proxies may be voted for a substitute nominee.

        The nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions when we tabulate votes cast for the director election. Brokers have discretionary voting power with respect to director elections.

Proposal Two:    Increase in Shares Issuable under 1999 Employee Stock Purchase Plan

        Our board of directors believes that our growth and profitability depend, in large part, upon our ability to maintain a competitive position in attracting and retaining key personnel. The board continues to believe that it is important for employees to invest in our company in order for them to have a financial stake in our success, and employees in the technology sector continue to expect and require the ability to participate in an employee stock purchase plan as part of their total compensation packages because the benefits are more certain than the benefits from some other forms of equity-based compensation, such as stock options.

        As of February 8, 2002, only 139 shares of our common stock were available for future purchase under our 1999 Employee Stock Purchase Plan. Accordingly, on March 20, 2002, the board adopted, subject to stockholder approval, an amendment to the purchase plan that would increase the number of shares of common stock available for issuance under the purchase plan from 1,000,000 to 3,000,000 (subject to a proportionate adjustment for certain changes in our capitalization, such as a stock split).

        The table below shows the details of employee participation in the purchase plan during each period since its inception. Due to the decrease in the price of our common stock during 2001 and the high percentage of employee participation (56%) in the purchase plan, employees purchased over 694,000 shares of common stock during the offering period ending on February 8, 2002, depleting almost 70% of the 1,000,000 shares initially reserved under the purchase plan.

Purchases of Shares under 1999 Employee Stock Purchase Plan

PURCHASE DATE	PURCHASE PRICE	SHARES PURCHASED	NUMBER OF PARTICIPANTS
January 20, 2000	$5.10	150,850	180
August 10, 2000	53.23	23,172	257
February 12, 2001	32.03	43,441	415
August 10, 2001	1.62	88,267	273
February 8, 2002	1.49	694,131	271

Total		999,861

        Any increase in the number of shares reserved under the purchase plan must be approved by our stockholders in order for our employees to benefit from the tax advantages that underlie the purchase plan. Therefore, in order for us to continue to use the purchase plan effectively as part of the compensation package we offer to our employees, we need to obtain stockholder approval for the amendment to the purchase plan.

        The board believes that stockholder approval of the amendment to the purchase plan is in the best interests of our company and our stockholders and therefore recommends that stockholders vote FOR this proposal.

        An affirmative vote of the holders of a majority of the common stock voting on the matter, in person or by proxy, is necessary to approve the amendment to the purchase plan. Abstentions effectively count as votes against approval of the amendment. Brokers have discretionary voting power with respect to this proposal.

Summary of Employee Stock Purchase Plan

        The following summary is qualified in all respects by reference to the full text of our 1999 Employee Stock Purchase Plan. You can obtain a copy of the purchase plan by writing to Jeet Singh, our Secretary, at our address as set forth in the Notice appearing before this proxy statement.

        The purchase plan was adopted by our board of directors on May 10, 1999 and approved by our stockholders on June 18, 1999. On March 20, 2002 the board voted to amend the purchase plan in order to reduce each plan offering period from 6 months to 3 months and to increase the number of shares that may be issued under the purchase plan from 1,000,000 to 3,000,000.

        Only our employees are eligible to purchase shares of our common stock under the purchase plan. Employees receive the right to purchase a specified number of shares of common stock at 85% of the closing market price of our common stock on either (1) the first business day of the offering period or (2) the last business day of the offering period, whichever price is lower.

        An employee may authorize us to make a payroll deduction of between 1% and 10% of the employee's compensation during any offering period. At the end of the offering period, the deducted money is used to buy shares of our common stock. No employee may be granted an option that permits the employee's rights to purchase stock under the purchase plan to accrue at a rate that exceeds $25,000 of the fair market value of common stock (determined as of the date of this option is granted) for each calendar year in which the option is outstanding at any time.

        The board administers the purchase plan and has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the purchase plan and to interpret the provisions of the purchase plan.

        The board may amend the purchase plan at any time, except that if Section 423 of the Internal Revenue Code requires that the stockholders approve an amendment, the amendment will not be effective until stockholders approve it. Section 423 requires approval of the increase in the number of shares issuable under the purchase plan. It does not require approval of the shortening of the plan offering period from six months to three months, as described above.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the purchase plan and with respect to the sale of common stock acquired under the purchase plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants.    A participant will not have income upon enrolling in the purchase plan or upon purchasing stock at the end of an offering.

        A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the purchase plan at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

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  15% of the value of the stock on the day the offering commenced; and

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  the participant's profit.

        Any excess profit will be long-term capital gain.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant's profit exceeds the compensation income, then the excess profit will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a capital loss. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to ATG.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Other Matters

        Our board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

        The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.

Submission of Future Stockholder Proposals

        Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2003 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Secretary at 25 First Street, Cambridge, Massachusetts 02141, prior to December 18, 2002. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

        A stockholder may also submit a proposal to be considered at our 2003 Annual Meeting of Stockholders pursuant to our by-laws, which provide that the proposal must be received by our Secretary not less than sixty days nor more than ninety days prior to that meeting. This notice must include the information required by the provisions of our by-laws, a copy of which may be obtained by writing to our Secretary at the address specified above. We have not yet set a date for our 2003 Annual Meeting. If the 2003 Annual Meeting were to be held on May 22, 2003, the anniversary of the 2002 Annual Meeting, the deadline for delivery of a stockholder proposal pursuant to our by-laws would be March 23, 2003. If a proposal is submitted pursuant to our by-laws but after December 18, 2002, the stockholder may not require that the proposal be included in the proxy statement for the 2003 Annual Meeting.

ADDITIONAL INFORMATION ABOUT DIRECTORS

Background Information about Directors Continuing in Office

        Our Class I and Class II directors will continue in office following the meeting. The terms of our Class I directors will expire upon our 2003 Annual Meeting of Stockholders, and the terms of our Class II directors will expire upon our 2004 Annual Meeting of Stockholders. Brief biographies of these directors, as of April 15, 2002, follow. You will find information about their holdings of common stock on page 18.

Class I Directors

Paul Shorthose	Mr. Shorthose has been a director since October 2001 and is also our Chief Executive Officer and President. Mr. Shorthose became Chief Executive Officer in October 2001 and became President in February 2000. He served as Chief Operating Officer from June 1999 until October 2001. From July 1998 to June 1999, he was Vice President of Marketing and Business Development for Context Integration, Inc., a software-related consulting services company. From August 1997 to July 1998, Mr. Shorthose served as our Vice President, Worldwide Services. From April 1992 to August 1997, Mr. Shorthose was Vice President/General Manager for the Northeast U.S. and Canada Professional Services Organization of Sybase, Inc., a software and consulting services company. Mr. Shorthose is 44 years old.
Phyllis S. Swersky
Ms. Swersky has been a director since May 2000. Since 1995 she has been President of The Meltech Group, a consulting firm specializing in business advisory services for high-growth potential businesses. She was President of The Net Collaborative, Inc., an Internet systems integration company, from 1996 to 1997. She served as President of Work/Family Directions, Inc., a provider of employee benefits programs, from 1992 through 1995. Prior to 1992, she was Executive Vice President and Chief Financial Officer of AICorp, Inc., a computer software company. Ms. Swersky also serves as a director of Investor Financial Services, Inc., which provides services for financial asset managers. Ms. Swersky is 50 years old.

Class II Directors

Scott Jones	Mr. Jones has served as a director since November 1997. Since co-founding Escient, Inc., a company focusing on Internet applications related to entertainment in the home, in July 1996, Mr. Jones has served as its Chief Executive Officer and Chairman. After co-founding Boston Technology, Inc. in 1986, Mr. Jones served as Chairman and Chief Scientist until 1992. Since 1994, he has also been a principal of Threshold Technologies, Inc., a consulting firm, and King Air Charters, Inc., an air charter company. Mr. Jones is 41 years old.
Ilene H. Lang
Ms. Lang has served as a director since October 9, 2001. Since May 2000, Ms. Lang has been a business and financial consultant to various boards of directors, boards of trustees, and CEOs. From May 1999 to May 2000, she served as President and CEO of Individual.com, Inc., an Internet media service. From August 1998 until March 1999, Ms. Lang served as CEO of essential.com, Inc., an e-commerce company. Ms. Lang served as President and CEO of AltaVista Internet Software, Inc., a provider of Internet services and commercial software, from August 1996 to August 1997. Ms. Lang also serves as a director of Adaptec, Inc., a provider of data storage access solutions. Ms. Lang is 58 years old.
Thomas N. Matlack
Mr. Matlack has served as a director since November 1997. Since August 1998, he has been a Managing Partner at Megunticook Management LLC, a private investment fund. From 1992 to February 1997, he held various positions with the Providence Journal Company, including Chief Financial Officer from April 1996 to February 1997, Vice President, Finance from September 1995 to April 1996, and Director, Financial Planning and Analysis from 1992 to September 1995. Mr. Matlack is 37 years old.

Board and Committee Meetings

        Our board of directors met 9 times in 2001. All of the directors attended at least 75% of those meetings. The board has four standing committees: an Audit Committee, a Compensation Committee, an Employee Stock Option Committee and a Nominating Committee.

        The Audit Committee reviews our financial reporting and internal controls and policies, recommends the selection of independent accountants, reviews the overall plan and scope of the independent audit, and provides the opportunity for direct contact between our independent accountants and the board. The Audit Committee acts under a written charter first adopted and approved on June 12, 2001. A copy of this charter is attached to this proxy statement as Appendix A. The Audit Committee met 6 times during 2001. The current Audit Committee members are Ms. Lang, Mr. Matlack and Ms. Swersky. Ms. Lang attended all of the meetings of the Audit Committee following her appointment to the Audit Committee on December 12, 2001. Each of the other members of the Audit Committee attended at least 75% of the meetings of the Audit Committee in 2001.

        The Compensation Committee reviews, and recommends to the board for approval, the compensation programs for the chief executive officer, other executive officers and key employees. The Compensation Committee also administers our bonus and incentive plans and programs, including stock option and stock purchase plans. The Compensation Committee met or acted by written consent 3 times during 2001. The current members of the Compensation Committee are Mr. Jones, Mr. Matlack and Ms. Swersky. Each of the members of the Compensation Committee attended at least 75% of the meetings of the Compensation Committee in 2001.

        The Employee Stock Option Committee is responsible for granting stock options to our employees, other than our executive officers. The Employee Stock Option Committee acted by written consent 32 times during 2001. The current members of the Employee Stock Option Committee are Mr. Chung and Mr. Shorthose.

        The Nominating Committee is responsible for identifying, soliciting and interviewing candidates for membership on the board. The Nominating Committee was established in January 2002, and its current members are Mr. Chung and Ms. Lang.

Audit Committee Report

        The Audit Committee reviewed the audited financial statements for the year ended, and as of, December 31, 2001 and discussed these financial statements with management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61, Communication with Audit Committees, with Arthur Andersen LLP, our independent auditors for 2001. SAS 61 requires Arthur Andersen to discuss with our Audit Committee, among other things, the following:

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  methods to account for significant unusual transactions;

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  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

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  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

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  disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Arthur Andersen also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. This Standard requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with Arthur Andersen the independence of Arthur Andersen from the company, and considered whether Arthur Andersen's provision of other, non-audit related services, which are described below under "Independent Auditors Fees and Other Matters," is compatible with maintaining such independence.

        Based on its discussions with management and Arthur Andersen, and its review of the representations and information provided by management and Arthur Andersen, the Audit Committee recommended to the board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2001.

                      AUDIT COMMITTEE

                      Ilene Lang

                      Thomas Matlack

                      Phyllis Swersky

Independent Auditors

        The board of directors, upon the recommendation of the Audit Committee, selected Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2002. Arthur Andersen served as our independent auditors from 1996 through 2001. Representatives of Ernst & Young will be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so. We do not expect that representatives of Arthur Andersen will attend the meeting.

Independent Auditor Fees and Other Matters

Audit Fees

        Arthur Andersen billed us an aggregate of $279,500 in fees for professional services rendered in connection with the audit of our consolidated financial statements for the year ended, and as of, December 31, 2001 and the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q during the year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

        Arthur Andersen did not bill us for any professional services rendered to us and our affiliates for the year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network.

All Other Fees

        Arthur Andersen billed us an aggregate of $338,332 in fees for other services rendered to us and our affiliates for the year ended December 31, 2001.

Leased Employees

        In connection with its engagement to audit our consolidated financial statements for the year ended December 31, 2001, Arthur Andersen has informed us that no work was performed by persons other than their full-time, permanent employees.

Compensation Committee Interlocks and Insider Participation

        Scott Jones, Thomas Matlack and Phyllis Swersky served on the Compensation Committee during 2001. None of these directors was, during or before 2001, an officer or employee of our company or of any of our affiliates. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or Compensation Committee.

Compensation of Directors

        In order to attract and retain directors in a competitive environment, we pay a cash retainer of $10,000 per year to our non-employee directors and additional payments of $1,000 for each meeting attended by those directors. In order to attract new directors from larger and more sophisticated companies and to compensate committee chairpersons for the additional work imposed by this role, we provide an additional annual retainer of $5,000 to each non-employee committee chairperson and continue paying each non-employee director $1,000 for each meeting attended by that director. We reimburse directors living outside of the greater Boston area for travel and living expenses for attending regular board meetings and committee meetings.

        Our board of directors adopted our 1999 Outside Director Stock Option Plan in May 1999, which was approved by our stockholders in June 1999. Under the plan, individuals who become directors and are not our employees receive an option to purchase 10,000 shares of common stock on the date of his or her initial election to our board. The exercise price of such option is equal to the closing price per share of our common stock on the date of such director's election. In addition, each of our continuing non-employee directors receives an option to purchase 10,000 shares of common stock on the date of each annual meeting of stockholders, at an exercise price equal to the closing price per share of the common stock on the date of the annual meeting. All options granted under the director plan are fully vested upon grant.

INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information About Executive Officers

        Our executive officers are elected by our board of directors and hold office until the first meeting of the board following the annual meeting of stockholders. Brief biographies of our executive officers follow. The ages of the executive officers are given as of April 15, 2002. You will find information about their holdings of common stock on page 18.

Paul G. Shorthose	Chief Executive Officer and President. You will find background information about Mr. Shorthose on page 7.
Joseph T. Chung	Chief Technology Officer and Co-Chairman of the board of directors. You will find background information about Mr. Chung on page 3.
Jeet Singh	Chief Strategy Officer and Co-Chairman of the board of directors. You will find background information about Mr. Singh on page 3.
Bernard Bailey
Mr. Bailey has been Chief Operating Officer since October 2001. Prior to that date, Mr. Bailey was Vice President, Worldwide Services since January 2001. From April 1984 to January 2001, he held various positions with IBM Corporation in which he was responsible for the sales and delivery of services offerings. In particular, from October 2000 to January 2001, he was Sector Operations and Strategy Executive, IBM Global Services, Business Innovation Services, Public Sector. From January 2000 to October 2000 he was Director of Delivery Operations, IBM Global Services, Business Innovation Services, Southern Region. From January 1997 to January 1999, Mr. Bailey was Director, Integration Services, Chesapeake Bay Marketplace. From August 1995 to January 1996, he was Solution Executive, EDMS Group, Process and Petroleum Industry Solution Unit. Mr. Bailey is 48 years old.
Edward Terino
Mr. Terino has been Chief Financial Officer and Senior Vice President, Finance since October 2001. From April 1999 to September 2001 he was Chief Financial Officer of Applix, Inc. From November 1996 to March 1999 he was Chief Financial Officer of Celerity Solutions, Inc. Mr. Terino is 48 years old.
Lauren J. Kelley
Ms. Kelley has been Senior Vice President, Strategic Development since June 2001. Prior to that date, Ms. Kelley had been Senior Vice President, Worldwide Sales since February 2000. From December 1996 to February 2000, she was Vice President, Sales. From September 1996 to December 1996, she worked as a consultant to our company on the European market. From July 1995 to December 1996, Ms. Kelley was a Principal with TechConnect Strategies, Inc., an international business development firm. Ms. Kelley is 42 years old.

Executive Compensation

        The following table sets forth information with respect to the annual and long-term compensation that we paid for the past three years to the following persons, who are referred to as our named executive officers:

  •
  Paul Shorthose, our chief executive officer since October 2001;
  •
  Jeet Singh, our chief executive officer until October 2001;
  •
  Joseph Chung, Bernard Bailey, Lauren Kelley and William Wittenberg, our four other most highly compensated executive officers who continued to serve as executive officers as of December 31, 2001; and
  •
  Ann C. Brady, who was our chief financial officer until July 2001 and would have been one of the four most highly-compensated executive officers had she remained in this position until December 31, 2001.

        Mr. Wittenberg resigned from his position as Senior Vice President, Software Development effective April 12, 2002.

Summary Compensation Table

		ANNUAL COMPENSATION		LONG-TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	YEAR	SALARY($)	BONUS($)	SECURITIES UNDERLYING OPTIONS(#)
Paul Shorthose President and Chief Executive Officer	2001 2000 1999	$255,192 200,769 92,769	$195,000 — 55,000	500,000 — 1,150,000
Joseph T. Chung Chief Technology Officer	2001 2000 1999	221,962 220,000 150,000	266,250 — 80,000	— — —
Jeet Singh Chief Strategy Officer	2001 2000 1999	159,700 220,000 150,000	266,250 105,871 80,000	— — —
Bernard Bailey Chief Operating Officer	2001	245,621	122,400	402,000
Lauren Kelley Senior Vice President, Strategic Development	2001 2000 1999	241,538 170,769 120,000	118,189 209,430 237,021	32,000 — 150,000
William Wittenberg Senior Vice President, Software Development	2001 2000 1999	187,500 180,000 148,462	150,000 — —	50,000 — 180,000
Ann C. Brady Chief Financial Officer	2001 2000 1999	187,923 181,538 131,560	150,000 — —	— — 289,998

Stock Options Granted During 2001

POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
PERCENT OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR
NUMBER OF SECURITIES UNDERLYING OPTION GRANTED(#)
NAME			EXERCISE OR BASE PRICE	EXPIRATION DATE
					5%	10%
Paul G. Shorthose	50,000 450,000	0.59 5.35%	$2.13 1.31	8/03/11 10/23/11	$66,977 370,733	$169,734 939,511
Joseph T. Chung	—	—	—	—	—	—
Jeet Singh	—	—	—	—	—	—
Bernard Bailey	200,000 2,000 100,000 100,000	2.38 0.02 1.19 1.19	17.94 9.31 2.13 1.47	1/08/11 5/02/11 8/03/11 10/24/11	2,256,159 11,710 133,955 92,448	5,717,551 29,675 339,467 234,280
Lauren Kelley	2,000 30,000	0.02 0.36	9.31 2.13	5/02/11 8/03/11	11,710 40,186	29,675 101,840
William Wittenberg	50,000	0.59	2.13	8/03/11	66,977	169,734
Ann C. Brady	—	—	—	—	—	—

        Each option included in the preceding table has an exercise price per share equal to the fair market value per share of the common stock on the date of grant.

        The potential realizable values reflected in the preceding table represent hypothetical gains that could be achieved for the options if exercised at the end of their option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date an option was granted to their expiration date. The grants shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the common stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

Total Option Exercises During 2001 and Year-End Values

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT DECEMBER 31, 2000		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT DECEMBER 31, 2000
NAME	SHARES ACQUIRED ON EXERCISE(#)	VALUE REALIZED($)
			EXERCISABLE(#)	UNEXERCISABLE(#)	EXERCISABLE($)	UNEXERCISABLE($)
Paul G. Shorthose	60,000	$2,216,800	595,000	825,000	$108,500	$935,000
Joseph T. Chung	—	—	—	—	—	—
Jeet Singh	—	—	—	—	—	—
Bernard Bailey	—	—	2,000	400,000	—	336,000
Lauren Kelley	15,000	232,500	189,962	164,250	265,651	180,648
William Wittenberg	—	—	275,188	95,000	787,607	179,100
Ann C. Brady	105,475	1,816,285	88,357	109,066	—	43,280

        The per-share value of unexercised in-the-money options is calculated by subtracting the option exercise price from $3.48, the last reported sale price of the common stock on December 31, 2001.

        On July 1, 2001, we entered into an agreement with Ann Brady in connection with her resignation as our Vice President Finance and Chief Financial Officer. Ms. Brady agreed to continue her employment by serving as a financial advisor to us. Under the agreement, we are obligated to pay to Ms. Brady a total of $60,000 from July 1, 2001 to January 31, 2002, a total of $30,000 from February 1, 2002 to July 31, 2002, and a total of $10,000 from August 1, 2002 to December 31, 2002.

Report of the Compensation Committee

        The Compensation Committee consists entirely of directors who are not officers or employees of ATG or of any of its affiliates. The Compensation Committee establishes the salaries and other compensation for executive officers, including our Chief Executive Officer and the other named executive officers. The Compensation Committee also administers the stock option and stock purchase plans.

        General Compensation Philosophy.    The executive compensation program is designed to:

  •
  retain executive officers by paying them competitively, motivating them to contribute to ATG's success and rewarding them for their performance;
  •
  link a substantial part of each executive officer's compensation to ATG's performance; and
  •
  encourage ownership of common stock by executive officers, to further tie the interests of management to the interests of stockholders.

        The Compensation Committee applies these principles in determining annual compensation opportunities and payments for the named executive officers and other executive officers.

        Establishing Total Compensation Opportunities.    In determining total annual compensation opportunities for the named executive officers, the Compensation Committee considers many factors, including:

  •
  the experience and compensation history of the executive officer;
  •
  ATG's performance as measured by revenues, earnings and total stockholder return compared to that of other companies in the Internet software industry; and
  •
  the total annual compensation paid by competitors in the Internet software industry to their senior management.

        Balancing the Elements of Compensation.    The Compensation Committee seeks to balance three elements: salaries, bonuses and stock options. The Compensation Committee also tries to align the compensation opportunities of executive officers closely with the interests of stockholders in allocating compensation opportunities among these elements. Therefore, bonuses are tied to ATG's performance, as measured by revenues and earnings. The Compensation Committee also has relied on recommendations made by executive compensation specialists at Arthur Andersen.

        Salaries for each of the named executive officers are based on the Compensation Committee's evaluation of:

  •
  the executive officer's job performance;
  •
  the executive officer's contribution to our growth and profitability;
  •
  any increase in the executive officer's responsibilities, whether as a result of our growth or a reassignment of responsibilities;

  •
  the success of the management team in achieving ATG's short-term and long-term goals;
  •
  the importance of the executive officer to the future growth and profitability;
  •
  the salaries and total compensation mix paid to executive officers holding equivalent positions by companies in ATG's peer group; and
  •
  the experience and compensation history of the executive officer.

        To determine the size of option grants to executive officers, the Compensation Committee relies on information obtained from executive compensation specialists at an outside consulting firm. The exercise price for all stock options granted to executive officers equals the market value of the underlying shares on the date of grant.

        As Chief Executive Officer until October 2001, Jeet Singh received salary compensation of $159,700 and a cash bonus of $266,250. Mr. Singh's annual salary for 2001 was determined based on an assessment of comparative industry salaries using established executive compensation surveys. Mr. Singh's cash bonus was determined objectively based on ATG's performance in 2001. Following Mr. Singh's resignation, Paul Shorthose became Chief Executive Officer in October 2001. He received salary compensation of $255,192 and a cash bonus of $195,000 for the year, primarily for his services in his previous position as President and Chief Operating Officer.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly traded company for compensation in excess of $1.0 million paid to the company's chief executive officer and its four other most highly compensated executive officers. Some types of compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, ATG structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under ATG's stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of ATG and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

                      COMPENSATION COMMITTEE
                      Scott A. Jones
                      Thomas N. Matlack
                      Phyllis S. Swersky

Related Party Transactions

        On November 20, 2001, we loaned Edward Terino, our Chief Financial Officer, a total of $150,000 pursuant to a note that bears interest at an annual rate of 5.0%. The principal and all interest accruing on the note are payable on November 20, 2005 or such earlier date on which Mr. Terino ceases working for us. The note may be paid by Mr. Terino at any time without penalty. The note is not subject to redemption by us prior to maturity.

        We entered into an agreement with Ann Brady on July 1, 2001, as described above under "Executive Compensation."

INFORMATION ABOUT STOCK OWNERSHIP AND PERFORMANCE

Stock Ownership of Directors, Executive Officers and 5% Beneficial Owners

        The following table sets forth certain information as of January 31, 2002, with respect to the beneficial ownership of our common stock by:

  •
  each person known by us to own beneficially more than five percent of the outstanding shares of common stock,

  •
  each of our directors,

  •
  each of our named executive officers, and

  •
  all directors and executive officers as a group.

BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED(1)	SHARES ACQUIRABLE WITHIN 60 DAYS	TOTAL BENEFICIAL OWNERSHIP	PERCENT OWNERSHIP(2)
Jeet Singh	5,249,000	—	5,249,000	7.53%
Joseph T. Chung	5,228,432	—	5,228,432	7.50
Mellon Financial Corporation(3)	4,804,431	—	4,804,431	6.89
The Boston Company, Inc.(3)	4,101,790	—	4,101,790	5.89
Palo Alto Investors(4)	3,567,550	—	3,567,550	5.12
Scott Jones	968,183	—	968,183	1.39
Paul Shorthose	62,743	670,000	732,743	1.04
William Wittenberg	118,103	332,688	450,791	*
Lauren Kelly	26,759	220,337	247,096	*
Thomas N. Matlack	100,000	30,000	130,000	*
Bernard Bailey	—	83,250	83,250	*
Phyllis Swersky	27,200	35,000	62,200	*
Ilene Lang	25,000	—	25,000	*
Ann C. Brady	110,964	107,421	218,385	*
All directors and executive officers as a group (13 persons)	11,840,325	1,504,934	13,345,259	18.74

(1)
Each person or entity listed has sole voting power and/or investment power with respect to the shares listed.

(2)
In calculating the percent of our common stock beneficially owned by each person or entity listed, the number of shares deemed outstanding consists of 69,697,731 shares outstanding as of January 31, 2002, plus, for that person or entity only, any shares subject to options that were exercisable within 60 days of January 31, 2002.

(3)
Beneficial ownership as reported in an amendment to a Schedule 13G filed with the SEC on February 8, 2002. Mellon Financial Corporation and the Boston Company, Inc. are located at One Mellon Center, Pittsburgh, Pennsylvania 15258.

(4)
Beneficial ownership as reported in a Schedule 13G filed with the SEC on February 14, 2002. Palo Alto Investors is located at 470 University Avenue, Palo Alto, California 94301.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our directors and executive officers to file reports of holdings and transactions in our equity securities with the SEC. We are also required to identify any director or executive officer who fails to timely file with the SEC any required report relating to ownership or changes in ownership of our equity securities. The following filings were not timely made during 2001:

  •
  A Form 3 was filed late by Bernard Bailey.

  •
  Forms 4 were filed late by the following individuals for transactions effected in the specified months of 2001: Ann Brady, January; Joseph Chung, January and February; Paul Shorthose, January; Jeet Singh, January and February; and William Wittenberg, January.

  •
  Forms 5 were filed late by the following individuals for transactions effected in 2000: Ms. Brady, Mr. Chung, Scott Jones, Lauren Kelley, Charles Lax, Thomas Matlack, Jeffrey Newton, Ian Reid, Mr. Shorthose, Mr. Singh, Phyllis Swersky and Mr. Wittenberg.

Stock Performance Graph

        The following graph compares the cumulative total stockholder return on our common stock during the period from July 21, 1999 to December 31, 2001 with the cumulative total return of the Nasdaq National Market Index and a peer group index over the same period. This comparison assumes the investment of $100 on July 21, 1999 in our common stock, the Nasdaq National Market Index and the peer group index and assumes dividends, if any, are reinvested. The peer group index we used is Media General Index Group 852 (Internet Software and Services), which reflects the stock performance of publicly traded companies in the Internet software and services marketplace.

	7/21/99	9/30/99	12/31/99	3/31/00	6/30/00	9/29/00	12/29/00	3/30/01	6/29/01	9/28/01	12/31/01
Art Technology Group, Inc.	100.00	210.73	719.72	727.33	1,117.64	1,049.13	338.41	132.87	64.23	7.74	38.53
Internet Software and Services	100.00	118.68	215.87	211.09	132.38	118.81	51.24	31.42	40.31	21.24	31.86
Nasdaq National Market Index	100.00	103.58	152.98	174.07	149.71	138.16	92.84	70.00	82.03	56.97	74.25

ADDITIONAL MATTERS

Householding

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver separate copies of our proxy statement and annual report to you if you call us at (617) 386-1000 or write us at Art Technology Group, Inc., 25 First Street, Cambridge, Massachusetts 02141, Attention: Secretary. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Legal Matters

        A patent infringement claim was filed by BroadVision, one of our competitors, against us on December 11, 1998. The case was filed in the U.S. District Court for the Northern District of California. BroadVision alleged that we are infringing on a patent for a method of conducting e-commerce. We settled the lawsuit in February 2000. As part of the settlement, we, in return for cash payments, received a non-exclusive, worldwide, perpetual, paid-up license to make, use and sell products arguably covered by the patent and any other patents that may be issued in the future that are related to the original patent. We agreed to pay BroadVision a total of $15.0 million in license fees over a three-year period. As of December 31, 2001, we owed $2.0 million to BroadVision, which is payable in 2002.

        On October 31, 2000, Aron Rosenberg, one of our stockholders, brought a claim on our behalf in the U.S. District Court for the District of Delaware. Mr. Rosenberg alleges that the Tudor and Raptor entities violated Section 16(b) of the Securities Exchange Act of 1934 in connection with their sale of our common stock after our initial public offering on July 20, 1999. Those entities acquired our common stock in connection with our Series D preferred stock that they acquired more than six months before the initial public offering. Mr. Rosenberg claims that those entities should be deemed to have purchased our common stock when our stockholders approved an amendment to our certificate of incorporation related to our preferred stock on June 18, 1999. He also claims that those entities obtained profits of more than $70 million in connection with sales of our common stock within six months after June 18, 1999, and that those profits should be paid to us. In January 2002, the parties entered into a settlement agreement subject to the final approval of the court. The court has entered an order approving the form of settlement. If the settlement is approved, Tudor will pay $1,450,000 to us, from which we will be required to pay to plaintiff's attorneys an amount not to exceed $400,000. In return, we will release Tudor from any claims under Section 16 of the Securities Exchange Act arising from the facts and circumstances alleged in the complaint.

        We and certain of our officers have been named defendants in seven purported class action suits currently pending in the United States District Court for the District of Massachusetts. Each of these cases alleges that our company and those officers have violated Sections 10(b) and 20(a) of the Securities Exchange Act and SEC Rule 10b-5, which generally may subject issuers of securities and persons controlling those issuers to civil liabilities for fraudulent actions or defects in the public disclosure required by securities laws. Four of the cases were filed on various dates in October 2001 in the U.S. District Court for the District of Massachusetts. Three of the cases were initially filed in the Central District of California on various dates in August and September 2001. These three California actions were consolidated and transferred to the District of Massachusetts on or about November 27, 2001. On December 13, 2001, the Court issued an Order of Consolidation in which it consolidated all actions filed against us and appointed certain individuals as lead plaintiffs in the consolidated action. It also appointed two law firms as co-lead counsel, and a third law firm as liaison counsel. Counsel for the plaintiffs filed a consolidated amended complaint on March 1, 2002. Our response is due April 15, 2002.

        While management believes the claims against us are without merit and intends to defend the action vigorously, the litigation is in the preliminary stage.

        We also are subject to various other claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on our business, financial condition or results of operations.

APPENDIX A

AUDIT COMMITTEE CHARTER

Membership

        Number.    The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

        Independence.    A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

  •
  Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

  •
  Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

  •
  Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

  •
  Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation—other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation—greater than $60,000; and

  •
  Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

        Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

        Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

        Chairman.    Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

Responsibilities of the Audit Committee

        The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

        The Audit Committee shall review and reassess the adequacy of this charter at least annually.

        The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

        The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

        The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

        The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

        The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

        Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

        The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

        The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

        The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

        The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

        The Audit Committee shall meet privately at least once per year with: (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

PROXY

ART TECHNOLOGY GROUP, INC.

The Board of Directors of Art Technology Group, Inc. is Soliciting this Proxy

        The undersigned owns shares of common stock of Art Technology Group, Inc. (the "Company"). The Company's 2002 Annual Meeting of Stockholders will be held on Wednesday, May 22, 2002, beginning at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. The undersigned appoints each of Edward Terino, Linda Handman and Mark L. Johnson, acting singly, with the power of substitution to each, as attorney, agent and proxy to vote all shares of common stock that the undersigned is entitled to vote, at the meeting and at any adjournment or postponement of the meeting.

        The individuals named above will vote these shares as directed by the undersigned on this proxy. IF NO PROPER VOTING INSTRUCTIONS ARE GIVEN, THE INDIVIDUALS NAMED ABOVE WILL VOTE THE SHARES OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL 2.

        If any other matters are properly presented for consideration at the meeting, the individuals named above will have the discretion to vote these shares on those matters.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /

SEE REVERSE SIDE	(Please sign and date on reverse side)	SEE REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example.
PROPOSAL 1.	To elect (1) Joseph T. Chung and (2) Jeet Singh as Class III directors of the Company to serve until the 2005 Annual Meeting or until their successors are elected and qualified:
	FOR NOMINEES		WITHHELD FROM NOMINEES
	☐		☐
☐ ________________________________________
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.
PROPOSAL 2.	To approve an amendment to our 1999 Employee Stock Purchase Plan to increase the number of shares of common stock issuable under such Plan from 1,000,000 to 3,000,000.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
Mark here if you plan to attend the meeting: ☐

Please sign exactly as your name is printed on this proxy. When signing as attorney-in-fact, executor, administrator, trustee, guardian or custodian, or in any other representative capacity, please write title.
Owner:	Date:	, 2002
Co-Owner:	Date:	, 2002

QuickLinks

PROXY STATEMENT FOR THE ART TECHNOLOGY GROUP, INC. 2002 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE MEETING
ADDITIONAL INFORMATION ABOUT DIRECTORS
Class I Directors
Class II Directors
INFORMATION ABOUT EXECUTIVE OFFICERS
INFORMATION ABOUT STOCK OWNERSHIP AND PERFORMANCE
ADDITIONAL MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER